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                                                                   Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Spectra-Physics Lasers, Inc. on Form S-8 (File No. 333-53903) of our reports dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of Spectra-Physics Lasers, Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 which reports are included in this Annual Report on Form 10-K.

                                                   PriceWaterhouseCoopers L.L.P.


San Jose, CA
March 12, 1999